Exhibit 99.1

NEWS RELEASE

BRISTOW HELICOPTER INVOLVED IN ACCIDENT

NIGERIA, (August 12, 2015) – Bristow Helicopters (Nigeria) Limited, confirmed today that one of its helicopters, was involved in an accident at about 3:30 p.m. local time today on approach to the Murtala Muhammed International Airport at Lagos, Nigeria. The aircraft, a Sikorsky S-76C+, was returning from a drilling rig offshore. Preliminary information indicates that the aircraft carried 10 passengers and a crew of two, subject to confirmation. The company is in the process of collecting pertinent information and will release more details as soon as it is available.

About Bristow Helicopters (Nigeria) Limited

Bristow Helicopters (Nigeria) Limited provides aviation services to the offshore energy industry, serving major integrated offshore energy companies in Africa’s oil and gas industry. With headquarters located in Lagos, Nigeria, Bristow Group’s Africa region comprises operations in Nigeria, Ghana and affiliate Petroleum Air Services (PAS) in Egypt.

###

Media inquiries contact:

Tunji Olugbodi

Verdant Zeal

Phone: 234-802-290-6999

E-mail: tunjiolugbodi@gmail.com

Julie King

External Communications

Bristow Group

Phone: 832-551-9814

E-mail: julie.king@bristowgroup.com